Exhibit 10(b)

     Consulting Agreement between Ocumed Group, Inc. and Robert Hammerstein

















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                        INDEPENDENT CONTRACTOR AGREEMENT
                              TO OCUMED GROUP, INC.


AGREEMENT, dated February 1, 2002, between Ocumed Group, Inc. of 119 Harrison Avenue, Roseland, NJ 07068 (hereinafter "the Corporation") and Mr. Robert Hammerstein of 2 Tutor City Place - 3 G-N, New York, NY 10017 (hereinafter "the Independent Contractor").

Now, therefore, the parties hereto agree as follows:

1. EMPLOYMENT. The Corporation shall employ the Independent Contractor, and the Independent Contractor shall serve the Corporation upon the terms and conditions hereinafter set forth.

2. TERM AND EXTENSION. The employment of the Independent Contractor hereunder shall commence on February 1, 2002 and shall continue to and including January 31, 2003.

3. DUTIES. During the period or periods of his employment hereunder, the Independent Contractor shall serve the Corporation and shall perform business and product acquisition services and any and all general related product and market development worldwide as well as marketing research and representation services required or requested in connection with their business. Within the limitations hereinabove provided, the Independent Contractor will render these product acquisitions and market development services in connection with the marketing services of the Corporation as may be requested from time to time by the officers or directors of the Corporation, without further compensation other than that for which provision is made in this Agreement.

4. TIME REQUIREMENTS. The Independent Contractor shall devote during the period ending January 31, 2003 not more than 50% of his entire time, energy, and skill to the duties of his employment hereunder and shall periodically, or at any time upon the request of the Corporation, submit data as to the time performed.

5. COMPENSATION. The Corporation shall pay to the Independent Contractor for his services in shares of its common stock amounting to 588,500 (five hundred and eighty eight thousand five hundred) free trading shares of common stock of the Company during the period of his employment hereunder.



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The securities issueable to the Independent Contractor hereunder are accepted in lieu of cash payments for consulting services to be rendered by the Independent Contractor specified herein. The Independent Contractor's acceptance of such securities in lieu of cash payments is expressly contingent upon the Company registering the shares of common stock pursuant to an S-8 Registration
Statement, or such other short form registration statement authorized by the Securities and Exchange Commission for the registration of securities payable to a consultant.

6. INDEMNIFICATION AND HOLD HARMLESS PROVISION. The Independent Contractor agrees hereby to indemnify and hold harmless the Corporation from any and all claims by the Independent Contractor, which may arise out of and in the course of the performance of his duties hereunder. Any and all claims for unemployment benefits and or claims for workers' compensation benefits are hereby expressly waived by the within Independent Contractor who agrees to maintain separate policies of liability, health, and accident insurance as may be necessary or required by the Corporation in connection with the performance of its duties herein.

7. RELATIONSHIP BETWEEN PARTIES. The Corporation employs the Independent Contractor only for the purposes and to the extent set forth in this Agreement, and his relation to the Corporation shall, during the period or periods of his employment and services hereunder, be that of an independent contractor. The Independent Contractor shall be free to dispose of such portion of his entire time, energy, and skill during regular business hours as he is not obligated to devote hereunder to the Corporation in such manner as he sees fit and to such persons, firms, or corporations as he deems advisable. The Independent Contractor shall not be considered as having an employee status or as being entitled to participate in any plans, arrangements, or distributions by the Corporation pertaining to or in connection with any insurance, pension, stock, bonus, profit-sharing, or similar benefits for their regular employees.

8. PROFESSIONAL RESPONSIBILITY. Nothing in this Agreement shall be construed to interfere with or otherwise affect the rendering of services by the Independent Contractor in accordance with his independent and professional judgment. The Independent Contractor shall perform his services in a good and workmanlike manner and in accordance with generally accepted sales and marketing practices.

9. ENTIRE AGREEMENT. The text within Agreement shall be construed in accordance with New Jersey (State) law and shall constitute the entire Agreement between the parties. In witness whereof, Mr. Alfred R. Caggia has caused this Agreement to be executed in its corporate name by its corporate officers, and Mr. Robert Hammerstein, the Independent Contractor hereunder, has set his hand, as of this day and year first above written.




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   Ocumed Group, Inc.

   -------------------------
   By Alfred R. Caggia, President


   -------------------------
  Robert Hammerstein











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